EXHIBIT 23

Deloitte & Touche LLP
400 One Financial Plaza
120 South Sixth Street
Minneapolis, MN 55402-1844
USA

Tel: +1 612 397 4000
Fax: +1 612 397 4450
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110396 of C.H. Robinson Worldwide, Inc. on Form S-8 of our report dated June 22, 2004, appearing in this Annual Report on Form 11-K of Robinson Companies Retirement Plan for the year ended December 31, 2003.

June 22, 2004

Member of
Deloitte Touche Tohmatsu